UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2011, Quicksilver Resources Inc. (“Quicksilver”) entered into a Credit Agreement (the “U.S. Credit Agreement”) among Quicksilver, as borrower, the twenty-two lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Deutsche Bank Securities Inc., BNP Paribas, and Wells Fargo Bank, N.A., as Co-Documentation Agents, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners with a maximum principal amount of $1.25 billion.  Concurrently with Quicksilver’s entry into the U.S. Credit Agreement, Quicksilver Resources Canada Inc. (“Quicksilver Canada”), a wholly-owned subsidiary of Quicksilver, entered into a Credit Agreement (the “Canadian Credit Agreement” and, together with the U.S. Credit Agreement, the “Credit Agreements”) among Quicksilver Canada, as borrower, the fifteen lenders party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent, The Bank of Nova Scotia, as Syndication Agent, The Toronto-Dominion Bank and Canadian Imperial Bank of Commerce, as Co-Documentation Agents and J.P. Morgan Securities LLC and The Bank of Nova Scotia as Joint Bookrunners with a maximum principal amount of $500 million.  The Credit Agreements replace the Prior U.S. Credit Agreement (as defined below) and the Prior Canadian Credit Agreement (as defined below).

Each of the U.S. Credit Agreement and the Canadian Credit Agreement provides for a five-year revolving credit facility pursuant to which revolving credit loans and letters of credit may be provided to Quicksilver or Quicksilver Canada, as applicable, from time to time.  The U.S. Credit Agreement also provides for the extension of swingline loans to Quicksilver.  Borrowings under the U.S. Credit Agreement will bear interest at a variable annual rate based on adjusted LIBOR or the alternate base rate (“ABR”) plus, in each case, an applicable margin, provided that each swingline loan shall be comprised entirely of ABR loans.  Borrowings under the Canadian Credit Agreement may be made in U.S. dollars or Canadian dollars and will be comprised entirely of Canadian prime loans, Canadian Deposit Offer Rate (“CDOR”) loans, U.S. prime loans or U.S. eurodollar loans, which, in each case, shall include an applicable margin.  Under both Credit Agreements, the applicable margin shall increase as the utilization of the borrowing base increases and, in the case of the U.S. Credit Agreement, shall range, for LIBOR loans, from 1.50% up to 2.50%, and in the case of the Canadian Credit Agreement, shall range, for CDOR loans, from 1.75% up to 2.75%.  The borrowing base will initially be set at $850 million under the U.S. Credit Agreement and C$225 million under the Canadian Credit Agreement and will be re-determined semi-annually for each of the Credit Agreements based upon engineering reports and such other information deemed appropriate by the applicable administrative agent, in a manner consistent with its normal oil and gas lending criteria as it exists at the time of such redetermination.

Borrowings under the U.S. Credit Agreement are guaranteed by certain of Quicksilver’s domestic subsidiaries and are secured by 100% of the equity interests of each of Cowtown Pipeline Management, Inc., Cowtown Pipeline Funding, Inc., Cowtown Gas Processing L.P. and Cowtown Pipeline L.P., and certain oil and gas properties and related assets of Quicksilver.  Currently, there are no guarantors under the Canadian Credit Agreement, and borrowings under the Canadian Credit Agreement are secured by 100% of the equity interests of Quicksilver Canada and the oil and gas properties and related assets of Quicksilver Canada.

Each of the Credit Agreements contains certain restrictive covenants, which include limitations on: indebtedness; restricted payments; merger and consolidation; repayment of debt; investments, loans and advances; sales of assets and subsidiary stock; hedge terminations; amendments to organizational documents adverse to lenders or material debt agreements; affiliate transactions; liens; restrictions on dividends and distributions by restricted subsidiaries; change in business and negative pledge agreements.  Each of the Credit Agreements also includes certain financial covenants, which require the maintenance of a minimum current ratio and, in the case of the U.S. Credit Agreement, a minimum earnings (before interest, taxes, depreciation, depletion, amortization, non-cash income and expense and exploration costs) to cash interest expense ratio and, in the case of the Canadian Credit Agreement, a minimum net debt to earnings (before interest, taxes, depreciation, depletion, amortization, non-cash income and expense and exploration costs) ratio.

In addition, each of the Credit Agreements contains customary events of default, including: (a) failure to pay principal when due; (b) failure to pay any interest, fees or other amounts for 5 days after the interest, fees or other amounts becomes due; (c) nonpayment of principal or interest (beyond any applicable grace period) on any material indebtedness or any other event of default regarding such material indebtedness the effect of which is to cause such indebtedness to become due prior to its stated maturity; (d) proven material inaccuracy of any representation or warranty; (e) failure to comply with certain restrictive covenants; (f) specified events of bankruptcy, insolvency or reorganization involving Quicksilver or a restricted subsidiary; (g) one or more final, non-appealable judgments in excess of a certain aggregate amount; (h) certain events under federal ERISA laws; (i) a change of control; (j) failure to comply with certain affirmative covenants; and (k) loss of lien, perfection or priority or unenforceability of any collateral document.

If an event of default resulting from specified events involving the borrower or a restricted subsidiary’s bankruptcy, insolvency or reorganization occurs and is continuing, or the borrower or any restricted subsidiary admits in writing its inability or failure generally to pay its debts when due, each of the Credit Agreements provides that the commitments thereunder will terminate and any principal and accrued interest owed thereunder will become immediately due and payable without any declaration or other act on the part of the lenders or the administrative agent party to such Credit Agreement.  If any other event of default occurs and is continuing, each of the Credit Agreements provides that the administrative agent may, and at the request of a majority of the lenders shall, terminate the commitments under such Credit Agreement and/or declare any principal and accrued interest thereunder due and payable immediately.

Each of the Credit Agreements provides that mandatory prepayments will be required in the event the aggregate amount outstanding under such Credit Agreement exceeds the lower of the maximum principal amount of such Credit Agreement and the borrowing base.

Certain of the parties to the Credit Agreements and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for Quicksilver and Quicksilver’s affiliates in the ordinary course of business for fees and expenses.

On September 6, 2011, Quicksilver issued a press release announcing the termination of the Prior Credit Agreements (as defined below) and the entry into the Credit Agreements.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Effective September 6, 2011, Quicksilver terminated its Amended and Restated Credit Agreement, dated as of February 9, 2007 (the “Prior U.S. Credit Agreement”) among Quicksilver, as borrower, the financial institutions party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, BNP Paribas and Bank of America, N.A., as Co-Global Syndication Agents, Fortis Capital Corp., The Bank of Nova Scotia and Deutsche Bank Trust Company Americas, as Co-Global Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Co-Lead Arrangers and Joint Bookrunners.  On September 6, 2011, Quicksilver Canada also terminated its Amended and Restated Credit Agreement, dated as of February 9, 2007 (the “Prior Canadian Credit Agreement” and, together with the Prior U.S. Credit Agreement, the “Prior Credit Agreements”) among Quicksilver Canada, as borrower, the financial institutions party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., as Global Administrative Agent, BNP Paribas and Bank of America, N.A., as Co-Global Syndication Agents, Fortis Capital Corp., The Bank of Nova Scotia and Deutsche Bank Trust Company Americas, as Co-Global Documentation Agents and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Co-Lead Arrangers and Joint Bookrunners.  The Prior U.S. Credit Agreement and the Prior Canadian Credit Agreement were replaced by the U.S. Credit Agreement and the Canadian Credit Agreement, respectively, as described in Item 1.01 of this Current Report on Form 8-K.

Prior to termination, the global borrowing base and global commitments under the Prior Credit Agreements were $1.0 billion and the aggregate letter of credit capacity was $175 million.  At termination, all borrowings outstanding under the Prior U.S. Credit Agreement and the Prior Canadian Credit Agreement were rolled into the U.S. Credit Agreement and the Canadian Credit Agreement, respectively and all accrued and unpaid interest and fees owing under the Prior Credit Agreements were paid.  No early termination fees were incurred in connection with the termination.

Certain of the parties to the Prior Credit Agreements and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for Quicksilver and Quicksilver’s affiliates in the ordinary course of business for fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President – Chief Financial Officer

Date:  September 12, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated September 6, 2011.